EXHIBIT 6

AMENDMENT NO. 1 TO ADMINISTRATIVE SERVICES AGREEMENT
BETWEEN XRG, INC., XRG G&A, INC.
AND
R&R EXPRESS, INC.
AND RICHARD FRANCIS

     THIS AMENDMENT NO. 1 to ADMINISTRATIVE SERVICES AGREEMENT (hereinafter called the “Amendment”) is effective as of May 20, 2005, by and among XRG, INC. and XRG G&A (hereinafter called “XRG”), R&R EXPRESS, INC. (hereinafter called “R&R”) and RICHARD FRANCIS (hereinafter called “Francis”).

R E C I T A L S:

     A. XRG, R&R and Francis are parties to an Administrative Services Agreement, effective as of April 1, 2005 (“Agreement”).

     B. The parties desire to amend the Agreement in certain respects as set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants, conditions and terms set forth herein, XRG, R&R and Francis agree as follows:

     1. Article III – Term. Is amended in its entirety as follows:

     Article III – Term 3.1 The term of this Agreement shall commence as of April 1, 2005, and shall continue until the close of business on March 31, 2010, at which time the term will automatically extend on a yearly basis unless either party gives the other at least ninety (90) days’ written notice that such party desires to terminate this Agreement. The Agreement is cancelable by R&R prior to its date of expiration (i.e. March 31, 2010) by R&R providing XRG at least one (1) year’s written notice of its intent to cancel the Agreement. XRG may cancel this Agreement at any time with at least 45 days prior written notice to R&R.

     2. Issuance of Shares in Lieu of Options. In lieu of XRG issuing R&R and Francis options in Sections 4.2 and 5.3 of the Agreement, XRG agrees, that each of R&R and Francis shall be entitled to up to one hundred fifty thousand (150,000) shares in lieu of options pursuant to the terms and provisions of Sections 4.2 and 5.3 of the Agreement respectively, to be issued after earned, at any time as requested by R & R and Francis.

     3. The compensation provisions set forth in Article IV are clarified as follows:

•	The Services Fees for J. Bentley Companies, Inc., including successors and assigns is reduced from thirteen percent (13%) to twelve percent (12%) of line haul revenue (excluding passage);

•	The Services Fee payable to R&R as described in Section 4.1 is subject to adjustment for the items and charges described in Sections 4.4, 4.5 and elsewhere in the Agreement;

•	R&R agrees to pay XRG three percent (3%) of the line haul revenue billed every Friday via check or wire, From XRG’s general account, on the Monday following 35 days from the end of the first week after April 1, 2005. Beginning May 9, 2005, R&R will pay three percent (3%) of the line haul revenue generated for the one day week ended April 1, 2005. On May _16_, 2005 R&R will pay from XRG’s general account three percent (3%) of the line haul revenue invoiced for the week ending April 8, 2005 and so forth. This three percent (3%) of billed line haul revenue would be paid regardless of collection of the revenue . (On brokered freight the fee would be thirty percent (30%) of the net margins. All “past through” revenue such as fuel surcharge would be excluded from the three percent (3%)).

•	Any accounts payable or other liabilities that relate to fiscal year ended March 31, 2005, plus all XRG corporate overhead expenses and all debts incurred relating to the operations of Highway Transport Services, Inc. incurred until prior to conversion to an agency deal would be the responsibility of XRG. Liabilities related to General and Administrative expenses incurred commencing on April 1, 2005 (other than non-General and administrative liabilities associated with Highway Transport Services, Inc. prior to conversion to an agency deal or XRG corporate overhead) will be the responsibility of and paid by R&R.

     4. The last sentence of Section 7.2 is deleted and replaced with the following provisions:

          R&R agrees that so long as this Agreement is in effect and for a period of twenty-four (24) months after the termination of this Agreement for any reason, that R&R, its affiliates, officers, directors, shareholders and employees shall not:

               (a) Contact or solicit any terminals, agencies or asset based trucking companies, including their customers from currently served points, that are doing business with XRG as of the date of termination of this Agreement (excluding any duplicate customers of R&R and also excluding the terminals or agencies at this date of R&R Express Intermodal, Inc.); or

               (b) Interfere with the business relationship of XRG and any of its principals, customers, agents, terminals, employees or other business associates; or

               (c) Solicit employees, principals, or customers from points served by XRG, or induce or attempt to induce any of such employees, principals or agents to leave their employment or business relationship with XRG or to otherwise terminate their contractual relationships with XRG.

               7.3 (a) It is agreed and understood by and among the parties to this Agreement that the restrictive covenants set forth in Section 7 are each individually essential elements of this Agreement. Further, the parties acknowledge that the restrictions contained in Section 7 are reasonable and necessary to accomplish the mutual objectives of the parties and to protect their legitimate interests and business relationships. The existence of any claim or cause of action of any party against another party, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of these restrictive covenants.

               (b) It is agreed by the parties hereto that if any portion of the restrictive covenants set forth in Section 7 are held to be invalid, unreasonable, arbitrary or against public policy, then each such covenant shall be considered divisible both as to time, and any other relevant feature, with each month of a specified period being deemed a separate period of time and each geographical market area being deemed a separate geographical area, it being the intention of the parties that a lesser period of time, geographical area or other relevant feature shall be enforced so long as the same is not unreasonable, arbitrary or against public policy. The parties hereto further agree that, in the event any court of competent jurisdiction determines that a specified time period, a specified geographical area or any other relevant feature is unreasonable, arbitrary or against public policy, a lesser time period, geographical area or other relevant feature which is determined to be reasonable, nonarbitrary and not against public policy may be enforced.

               (c) The parties hereto agree that damages at law, including but not limited to monetary damages, will be an insufficient remedy to the parties in the event that the restrictive covenants of subparagraphs 7.1 and 7.2 are violated and that, in addition to any remedies or rights that may be available, all of which other remedies or rights shall be deemed to be cumulative, and not waived by the enforcement of any remedy available hereunder, including but not limited to the right to sue for monetary damages; XRG also shall be entitled upon application to a court of competent jurisdiction, to obtain injunctive relief, including but not limited to a temporary restraining order or temporary, preliminary or permanent injunction, to enforce the provisions of this Section as well as an equitable accounting of all profits or benefits arising out of any such violation, all of which shall constitute rights and remedies to which they may be entitled.

          7.4 The parties recognize that the restrictions set forth in Section 7 are reasonable and properly required for the adequate protection of the business of the Corporation.

          7.5 In the event there shall be a violation of the aforementioned restrictive covenants, then the time limitation set forth above shall be extended for a period of time equal to the period of time during which breach or breaches should occur; and in the event XRG should be required to seek relief from such breach in any court, board of arbitration or other tribunal, then the covenant shall be extended for a period of time equal to the pendency of such proceedings, including appeals.

     5. Identification of Current Customers and Contracts. As of the date of this Agreement the parties expressly agree that the following are terminals and customers of XRG which are subject to the terms and conditions of this Agreement:

•	R&R Express Intermodal, Inc., except with regard to Section 7.

•	J Bentley Companies, Inc. – including Joseph Stapleton and Stanley Shadden or their successors, assigns and affiliates

•	Express Freight Systems, Inc.

•	Carolina Truck Connection, Inc.

•	Highway Transport Services, Inc.

          The terms and provisions of this Agreement shall also apply to any new agency or terminal agreements that are entered into by XRG.

     6. Except as set forth herein, all terms and provisions of the Agreement remain in full force and effect. This Amendment and the Agreement supersede any prior agreement or understandings between the parties, including but not limited to any prior employment agreements, administrative services agreements or purchase agreements, including but not limited to agreements and understandings relating to the acquisition of R&R Express Intermodal, Inc.

     IN WITNESS WHEREOF, this Amendment has been executed on behalf of the parties.

XRG, INC.	R&R EXPRESS, INC.

By:	By:	/s/ RICHARD FRANCIS

Print Name:	Print Name:

Title:	Title:	President

XRG G&A, INC.		RICHARD FRANCIS

By:	/s/ RICHARD FRANCIS	/s/ RICHARD FRANCIS

Print Name:

Title: President

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